As filed with the Securities and Exchange Commission on June 29, 2012

Registration Nos. 333-166079
and 333-166079-01 through -21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CF INDUSTRIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2697511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS

4 Parkway North, Suite 400

Deerfield, Illinois 60015

(847) 405-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas C. Barnard

Senior Vice President, General Counsel, and Secretary

4 Parkway North, Suite 400

Deerfield, Illinois 60015

(847) 405-2400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian W. Duwe

Richard C. Witzel, Jr.
Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public:  Not applicable (this post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jusrisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Beaumont Ammonia Inc.	Delaware	39-1917518
Beaumont Holdings Corporation	Delaware	42-1490799
BMC Holdings Inc.	Delaware	73-1394219
CF Composite, Inc.	New York	26-4059516
CF Industries, Inc.	Delaware	36-2097061
Port Neal Corporation	Delaware	42-1443999
Terra Capital Holdings, Inc.	Delaware	42-1431905
Terra Capital, Inc.	Delaware	42-1431650
Terra Environmental Technologies Inc.	Delaware	26-1586884
Terra Houston Ammonia, Inc.	Delaware	64-0877703
Terra Industries Inc.	Maryland	52-1145429
Terra International, Inc.	Delaware	36-2537046
Terra International (Oklahoma) Inc.	Delaware	42-1321208
Terra LP Holdings LLC	Delaware	27-1368789
Terra Methanol Corporation	Delaware	42-1431904
Terra Mississippi Holdings Corp.	Mississippi	64-0292638
Terra Mississippi Nitrogen, Inc.	Delaware	64-0354930
Terra Nitrogen Corporation	Delaware	72-1159610
Terra Nitrogen GP Holdings Inc.	Delaware	20-3382709
Terra Real Estate Corporation	Iowa	42-1178622
Terra (U.K.) Holdings Inc.	Delaware	39-1917519

*      The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the registrants named in this table are the same as those of CF Industries Holdings, Inc.  In addition, the name, address, including zip code, and telephone number, including area code, of the agent for service of each of the registrants named in this table are the same as those of CF Industries Holdings, Inc.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File Nos. 333-166079 and 333-166079-01 through -21) filed by the registrants with the Securities and Exchange Commission on April 15, 2010 (the “Registration Statement”) relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of debt securities of CF Industries, Inc. and guarantees of those debt securities by the other registrants in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. The registrants are filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and to deregister all unsold securities thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on June 29, 2012.

CF INDUSTRIES HOLDINGS, INC.
CF INDUSTRIES, INC.
CF COMPOSITE, INC.
BEAUMONT AMMONIA INC.
BEAUMONT HOLDINGS CORPORATION
BMC HOLDINGS INC.
PORT NEAL CORPORATION
TERRA CAPITAL HOLDINGS, INC.
TERRA CAPITAL, INC.
TERRA ENVIRONMENTAL TECHNOLOGIES INC.
TERRA HOUSTON AMMONIA, INC.
TERRA INDUSTRIES INC.
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
TERRA LP HOLDINGS LLC
TERRA METHANOL CORPORATION
TERRA MISSISSIPPI HOLDINGS CORP.
TERRA MISSISSIPPI NITROGEN, INC.
TERRA NITROGEN CORPORATION
TERRA NITROGEN GP HOLDINGS INC.
TERRA REAL ESTATE CORPORATION
TERRA (U.K.) HOLDINGS INC.

By:	/s/ Douglas C. Barnard
Name:	Douglas C. Barnard
Title:	Senior Vice President, General Counsel, and Secretary